Exhibit 5.1

Faegre Drinker Biddle & Reath LLP

600 East 96th Street, Suite 600
Indianapolis, Indiana 46240

+1 317 569 9600 main

+1 317 569 4800 fax

May 19, 2022

Elanco Animal Health Incorporated

2500 Innovation Way

Greenfield, Indiana 46140

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Elanco Animal Health Incorporated, an Indiana corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 625,000 shares of the Company’s Common Stock, no par value (the “Shares”), issuable pursuant to the Elanco Animal Health Incorporated Amended and Restated Employee Stock Purchase Plan (the “ESPP”).

For purposes of this opinion letter, we have examined the ESPP, the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, as currently in effect, the Company’s Amended and Restated Bylaws, as currently in effect, and the resolutions of the Company’s board of directors authorizing the issuance of the Shares. We have also examined a certificate of the Corporate Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the ESPP and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the ESPP, and (b) the consideration for the Shares specified in the ESPP has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein with respect to the laws of any jurisdiction other than, subject to the limitations and assumptions contained herein, the laws of the State of Indiana.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Janelle Blankenship
Janelle Blankenship, Partner